Exhibit 10.27

ATHENA SERVICE ADDENDUM 1

This Service Addendum ("Service Addendum") is hereby entered into by Athena Bitcoin Global, a Corporation organized and existing under the laws of Nevada, USA ("Company" or "Athena"), and [Ministerio de Hacienda Entity] ("[Ministerio de Hacienda]"), and is effective as of [•] ("Service Addendum Effective Date"). The Service Addendum adopts and incorporates by reference the terms and conditions of the Master Services Agreement (the "MSA") entered into by [Athena) and [Ministerio de Haciendaa de Et Salvador], effective as of [MSA Effective Date]. In this Service Addendum, Company Entity and Ministerio de Hacienda Entity are each referred to as a "Party" or collectively as the "Parties". Capitalized terms used but not defined in this Service Addendum will have the meanings set forth in the MSA.

1. Defined Terms. For purposes of this Service Addendum, the following terms will have the following meanings:

"Athena Platform" means the (i) customer-facing user interface and (ii) all back-end functionality necessary to provide the Bitcoin Digital Platform services that are under the ownership or control of Athena.

"Blockchain" means the technology that stores data and operations as an account book where all records are linked and encrypted to protect the security and privacy of operations, guaranteeing their immutability. Blockchain works like a decentralized database made up of computers that belong to a peer-to-peer network.

"Chivo Ecosystem" means the Services set forth in Section 2.1 that are performed by Company for Ministerio de Hacienda.

"Chivo Website" means that certain website developed by Company pursuant to this Service Addendum for accessing the Bitcoin Chivo Wallet.

"Databases" means the organized set of Personal Data of Users, originated in the operation of the Bitcoin Digital Platform, which may be (i) the subject of any operation or set of operations from the following: collection, storage, use, circulation, or deletion and (ii) subject to the terms of laws of El Salvador and their regulatory decrees, including alt modifications, clarifications or replacements.

"Settlement Account" has the meaning set forth in Section 11.4 of this Service Addendum.

"USA Solution" means the Services set forth in Section 2.2 that are performed by Company for Ministerio de Hacienda.

1

2. Description of Services.

2.1 Phase 1: Chivo Ecosystem. Company shall perform planning, development and integration Services related to the Bitcoin Digital Platform by August 15, 20211 (the "Chivo Ecosystem") that will include the following features and functionality:

2.1.1 Integration with KYC / AML providers;

2.1.2. Integration with SMS.providers;..

2.1.3 Account recovery functions;

2.1.4 All features and functionality of the Chivo Ecosystem shall be exclusively used by Chivo Users;

2.1.5 Wallet lock/unlock functionality;

2.1.6 Functionality to airdrop USD 30 in BTC to all El Salvador citizens that have successfully registered;

2.1.7 Instant exchange of BTC / USD;

2.1.8 Allow for sending USD and BTC to Chivo Users for free;

2.1.9 Allow Chivo Users to receive USD and BTC from any Bitcoin Chivo Wallet for free;

2.1.10 Allow Chivo Users to receive BTC in their Bitcoin Chivo Wallets;

2.1.11 Automatic BTC / USD conversion functionality;

2.1.12 Integration with custodial provider;

2.1.13 Integration with ATM;

2.1.14 integration with TDD / TDC on ramp2;

1 Note to Draft: Please confirm date.

2 Note to Draft: Please define "TDD / TDC on ramp".

2

2.1.15 All Chivo Users to receive BTC using the Lightning Network;

2.1.16 Provide for a web solution for the Bitcoin Digital Platform;

2.1.17 Integration of a website payment button to the Bitcoin Digital Platform; and

2.1.18 A Merchant Mode for the Bitcoin Chivo Wallet held by a business, merchant or similar entity that provides the following functionality:

2.1.19 Support for certain Android POS hardware as approved by Company; 2.1.19.1 Allow Users to print receipts;

2.1.19.2 Allow Users to receive BTC from any third-party Bitcoin wallet;

2.1.19.3 Allow for withdrawals of BTC from Bitcoin Chivo Wallets;

2.1.19.4 Allow for BTC withdrawals to the Lightning Network;

2.1.19.5 Allow for BTC withdrawals to third-party Bitcoin wallets; and

2.1.19.6 Receive BTC from any external third-party Bitcoin wallets,

2.2 Phase 2: USA-Based Activities. Company shall perform planning, development and integration Services related to the Bitcoin Digital Platform by September 7, 20213 (the "USA Solution") that will include the following features and functionality:

2.2.1 Installation of ATMs at El Salvador Consulates in USA. Company shall provision and install ATMs at El Salvador consulates located throughout the USA ("Consulate ATMs"). Annex 1 to this Service Addendum contains the initial list of Consulate ATMs. The Parties may mutually agree to add or amend the list of Consulate ATMs at any time during the Service Addendum Term. Users shall not be charged for any purchase of Bitcoins sent to Bitcoin Chivo Wallets. Ministerio de Hacienda and Company will mutually agree upon a fee structure for all such transfers under which Ministerio de Hacienda will be charged for each purchase.

3 Note to Draft: Please confirm date.

3

2.2.2 Pricing and Liquidity at Athena ATMs. For all Consulate ATMs and other ATMs operated by Athena at different locations indicated by the Ministerio de Hacienda. Ministerio de Hacienda shall use commercially reasonable efforts to sell BTC to Company at a price determined by Ministerio de Hacienda to provide Company with sufficient BTC to operate such ATMs. For all ATMs labelled as "Chivo ATMs", Users will receive an exchange rate between USD — BTC for all transactions at such ATMs that is determined by Ministerio de Hacienda. Company shall pay Ministerio de Hacienda for all of its purchases of BTC from Ministerio de Hacienda within 15 calendar days of such purchases by sending a wire transfer of USD to an account designated by Ministerio de Hacienda, or by such other means to which the Parties may agree.

3. Additional Company Obligations. In addition to the deliverables described above, Company represents, warrants and covenants to:

3.1 Provide Ministerio de Hacienda with the designs and source codes of the Chivo Website;

3.2 Ensure that the Athena Platform meets minimum industry standards in terms of functionality, security, efficiency and scalability;

3.3 Provide functional and commercial support services of the Athena Platform;

3.4 Execute functional, security, integration and load/stress tests of the Athena Platform and all other deliverables prior to delivery to Ministerio de Hacienda;

3.5 Create an automatic mechanism for software version management of all deliverables;

3.6 Create a backup and restoration process, which must be tested regularly by Company;

3.7 Allow for the segmentation of responsibilities through User profiles;

3.8 Create audit logging functionality on the Athena Platform;

3.9 Ensure the transfer of functional and operational knowledge of the Athena Platform to the personnel designated by Ministerio de Hacienda for this purpose;

3.10 Ensure compliance with information security and software development controls established by Ministerio de Hacienda;

4

3.11 Carry-out and submit to Ministerio de Hacienda internal audit reports;

3.12 Ensure that Ministerio de Hacienda has access to all transactional information made by Users, as well as to the Databases;

3.13 Refrain from making changes to the Athena Platform that are not authorized by Ministerio de Hacienda;

3.14 Use all data and information provided by Ministerio de Hacienda, including in the Databases, exclusively for the purposes indicated in this Service Addendum;

3.15 Establish a formal process for information security and cybersecurity;

3.16 Assign personnel for the contracted tasks in accordance with the profiles defined by the Parties for each position;

3.17 Follow all recommendations and suggestions that Ministerio de Hacienda provides, immediately and in a timely manner, creating opportunities for improvement to its processes and ensuring the proper execution of this Service Addendum;

3.18 Participate in all planning and control meetings of activities that Ministerio de Hacienda schedules in accordance this Service Addendum;

3.19 Comply with the purpose and scope of this Service Addendum;

3.20 Directly contract with all personnel who will develop applications for Company for  this Service Addendum;

3.21 Timely pay all salaries, social benefits, and related payments to employees and contractors of Company that will be involved in developing or providing the Services set forth in this Service Addendum in accordance with all current applicable labor regulations;

3.22 Provide immediate notice to Ministerio de Hacienda about the occurrence of any event or circumstance that alters the normal development and / or execution of this Service Addendum;

3.23 Ensure that during the execution of this Service Addendum, the procedures necessary to ensure the quality of the service are complied with and guaranteed to Ministerio de Hacienda;

5

3.24 Adopt all appropriate and sufficient control measures in accordance with Applicable Law, aimed at preventing Ministerio de Hacienda's operation of the Athena Platform from being used as an instrument for the concealment, management, investment or use in any form of money or other assets derived from criminal activities or destined to its financing, or to give the appearance of legality to criminal activities or to the transactions and funds associated with them; and

3.25 Perform any other activity that is required for the adequate and complete fulfillment of this Service Addendum.

4. Additional Ministerio de Hacienda Obligations. Ministerio de Hacienda represents, warrants and covenants to:

4.1 Provide a website under the Ministerio de Hacienda subdomain for the deployment of the Chivo Website;

4.2 Pay the Fees associated with this Service Addendum in accordance with the terms of the MSA and Service Addendum;

4.3 Provide the necessary information to Company for the execution of this Service Addendum;

4.4 Carry out periodic reviews of compliance with the terms of this Service Addendum and promote the pertinent actions to ensure its timely execution;

4.5 Inform Company of the minimum security measures established by Ministerio de Hacienda for the execution of this Service Addendum;

4.6 Address any concerns and provide reasonable support to Company in solving problems and inconveniences;

4.7 Define precisely and with the required speed all functional issues that Company requires for execution of this Service Addendum (e.g., participating banks, SMS service provider, operator users, call center company, etc.);

4.8 Adopt all appropriate and sufficient control measures in accordance with Applicable Law, aimed at preventing Ministerio de Hacienda's operation of the Bitcoin Digital Platform from being used as an instrument for the concealment, management, investment or use in any form of money or other assets derived from criminal activities or destined to its financing, or to give the appearance of legality to criminal activities or to the transactions and funds associated with them; and

4.9 Perform any other activity that is required for the adequate and complete fulfillment of this Service Addendum.

6

5. Services Fees

5.1 Service Fees for Phase 1 (Chivo Ecosystem) Company shall charge Ministerio de Hacienda a Service Fee of USD 2 million plus IVA on August 15, 2021 for the initial services performed by Company for the Chivo Ecosystem Company shall charge Ministerio de Hacienda an additional Service Fee of USD 2 million plus IVA on September 7, 2021. For the period beginning August 9, 2021 and ending December 31, 2021, Company shall charge Ministerio de Hacienda a Service Fee of USD 124,000 plus IVA4 per month (the "Software Maintenance Fee") for software support and improvements to the Chivo Ecosystem to maintain its uninterrupted 24/7 operation. Ministerio de Hacienda may, at its sole discretion, elect to continue to pay the Software Maintenance Fee in 2022, on a month by month basis, for the continuation of such software support and improvements services.

5.2 Service Fees for Phase 2 (USA Solution) For each Consulate ATM installed and operated, Company shall charge Ministerio de Hacienda a Monthly Fee of $1,750 For the period prior to December 31, 2021, Company shall charge Ministerio de Hacienda a Service Fee of 1.0% of all purchases made using ATMs that are part of Company's USA Solution, plus all reasonable, documented expenses that have been agreed to by the Parties. For the period beginning January 1, 2022 and ending on December 31, 2022, Company shall charge Ministerio de Hacienda a Service Fee of 0.5% of all Bitcoin purchases made using ATMs that are part of Company's USA Solution, plus all reasonable, documented expenses that have been agreed to by the Parties.

5.3 Service Fees for Phase 3 (Chivo Website) The Company shall not charge Ministerio de Hacienda any Service Fees or other charges for Services related to development of Chivo Website, as described in Section Error i No se encuentra el origen de la referencia.

5.4 Early Termination Fees. If Ministerio de Hacienda elects to terminate this Service Addendum prior to September 7, 2021 pursuant to Section 6.6 of the MSA, then Ministerio de Hacienda shall pay a one-time fee of USD 100,000 (plus any VAT) (the "No-Go Fee") to Company. For the avoidance of doubt, Ministerio de Hacienda shall not be obligated to pay the No-Go Fee to Company if (i) the MSA or this Service Addendum is terminated by Company pursuant to any clause in Section 6 of the MSA, or (ii) the MSA or this Service Addendum is terminated by Ministerio de Hacienda pursuant to any clause in Section 6 of the MSA except Section 6.6.

5.5 Payment Terms. Company shall issue invoices to Ministerio de Hacienda for all Service Fees and Ministerio de Hacienda shall pay all properly invoiced amounts due to Company within 30 days after Ministerio de Hacienda's receipt of such invoice, except for any amounts disputed by Ministerio de Hacienda in good faith. Without prejudice to any other right or remedy it may have, Ministerio de Hacienda may set off at any time any amount owing to it by Company against any amount payable by Ministerio de Hacienda to Company under this Service Addendum, including by setting off against the funds in Company's Settlement Account.

4 Note to Draft: Please define IVA (or confirm if this should be VAT or some other tax-related acronym).

7

5.6 Fees for Additional Services. The Parties will discuss any Fees associated with any new integrations, additional evolutionary development or new functionality that are agreed by the Parties.

6.       Intellectual Property.

6.1 Assignment of Patrimonial Rights. Company hereby assigns to Ministerio de Hacienda, Company's entire right, title, and interest in and to the rights of use, exploitation, registration, and any other right that implies the provision and economic exploitation of the entire development of the Chivo Website, including, but not limited to literary, artistic, musical, audiovisual works, software, software, characters, inventions, utility models, industrial designs and distinctive signs (the "Assigned Patrimonial Rights"). Company acknowledges and agrees that Ministerio de Hacienda and its designees, may freely exercise the Assigned Patrimonial Rights in any country in the world. The Assigned Patrimonial Rights may consist of works commissioned for development by contractors of the Company for the Chivo Website. The Parties agree that the exercise of the Assigned Patrimonial Rights will not give rise to additional payments in favor of Company or any third party by Ministerio de Hacienda.

6.2 Advertising or Merchandising Products. Ministerio de Hacienda will have the exclusive right to create, license and use any type of advertising or merchandising products in relation to the Chivo Website. The economic rights derived from the sale, distribution or any type of economic exploitation are the exclusive property of Ministerio de Hacienda. Ministerio de Hacienda will have no obligation to pay Company in relation to the production, marketing or any other type of economic exploitation of the advertising products.

6.3 Custody and Management of Databases. In the event that Company gains access to Ministerio de Hacienda Databases during the execution of this Service Addendum, Company undertakes to guard them and use them exclusively for the execution of this Service Addendum. Company must encrypt the information that it receives from Ministerio de Hacienda and ensure that such Databases remain encrypted, even for when used internally by Company. Company will have perimeter security tools and tools that prevent data loss and information leakage.

6.3.1 Ministerio de Hacienda may at any time request the results of audits performed by Company to corroborate the proper custody and use of the Databases delivered by Ministerio de Hacienda.

6.3.2 Upon termination of this Service Addendum, Company will return the Databases with the security and delivery conditions agreed with the contract supervisor and in accordance with Ministerio de Hacienda policies. Likewise, Company must destroy all copies that it may have created and document such destruction by endorsement and signature of a Company supervisor.

8

6.4 Protection of Personal Data. The Parties agree that they will comply with all applicable data protection laws, and other regulations that modify, clarify or supplement it from time to time.

6.5 Ownership of Information. Company declares and accepts that all the data and information provided by Ministerio de Hacienda pursuant to this Service Addendum is the exclusive property of Ministerio de Hacienda. Such information may not be used by Company for any other purposes other than this Service Addendum, without prior written authorization of Ministerio de Hacienda.

6.6 Information Security and Cybersecurity. Company will be subject to the following obligations related to information security and cybersecurity:

6.6.1 Company will maintain suitable security devices and tools to protect its networks and technological infrastructure.

6.6.2 Company will establish and maintain an information security and cybersecurity program aligned with international best practices, which includes but is not limited to aspects such as information security for physical, digital, virtual and cyberspace elements independent of their transit and location. Company must deliver an annual certification to the Ministerio de Hacienda contract supervisor. This program should at a minimum include:

6.6.3 Formal training, at least once a year, and permanent awareness-raising for officials who directly or indirectly carry out the development of the Service Addendum, on issues related to information security, cybersecurity and physical security;

6.6.4 Protection in advance against threats and or risks that may affect Ministerio de Hacienda information;

6.6.5 An incident management and response process that allows identifying and documenting, among other items, the root cause of the incident, the effects and impacts caused, the details about the response and closure plan, as well as maintaining digital evidence;

6.6.6 Processes, procedures and control mechanisms for the protection and prevention of information leakage, considering its life cycle (generation, storage, distribution, use and disposal); and

6.6.7 Procedures and adequate mechanisms for managing access control to information.

6.6.8 Company must notify the Ministerio de Hacienda contract supervisor of any changes in its information security and cybersecurity procedures, including physical security, that affect the initially agreed security and service conditions, which must be approved by Ministerio de Hacienda.

9

6.6.9 Company will delete all the information provided by Ministerio de Hacienda through secure erasure tools or mechanisms, following the best practices of the industry in these processes, when Ministerio de Hacienda requests such deletion or at the termination of this Service Addendum, recording the procedure in minutes in which the mechanism used is specified, which must be delivered to the Ministerio de Hacienda contract supervisor.

6.6.10 For contracts that include any type of cloud-hosted service, Company undertakes to comply with current regulations, standards and best practices defined in the industry, as well as any policies established by Ministerio de Hacienda for this purpose which will be shared with the Company, which are an integral part of this Service Addendum.

7. Service Addendum Term. This Service Addendum will commence on the Service Addendum Effective Date and terminate on December 31, 2022, unless terminated earlier in accordance with Section 6 of the MSA ("the "Service Addendum Term").

8. Permitted Service Providers. Pursuant to Section 2.6 of the MSA, Ministerio de Hacienda Entity hereby provides consent for the following Service Providers to perform Services for Company Entity in connection with this Service Addendum:

•         [List of Service Providers]

9. Relationship Management. The Ministerio de Hacienda RM Team assigned by Company for this Service Addendum consists of the following individuals:

1.1

10. Representatives. Ministerio de Hacienda designates the following Representatives for this Service Addendum:

[•1

11. Other Service Addendum-Specific Terms and Conditions.

11.1 Compliance with Applicable Law. Company represents, warrants and covenants that it has obtained and is in compliance with all permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions, orders and Applicable Law necessary to perform the Services pursuant to this Service Addendum. The provision of the Services by Company pursuant to this Service Addendum (i) does not, and will not, in any way be in violation of any Applicable Law. The manner in which with the Services will be performed by Company will obviate the need of Ministerio de Hacienda to enter into any license or obtain any regulatory consent.

10

11.2 Risk of Loss. The risk of loss of all funds in transit shall be on Company until all proceeds (whether in USD or BTC) have entered the account or accounts designated by Ministerio de Hacienda for each transaction on the Athena Platform. This includes all losses due to (i) a disruption of information flow and (H) a disruption of cash flow.

11.3 Bitcoin Exchange Rates. Company represents, warrants and covenants to use its reasonable best efforts to (i) buy Bitcoins at the lowest available market rates and (ii) sell Bitcoins at the highest available market rates for alt transactions performed using the Athena Platform.

11.4 Settlement Account. Company will at all times maintain a depository account with Ministerio de Hacienda in the form of a Bitcoin Chivo Wallet for the purposes of funds pursuant to this Service Addendum, for billing and payment of fees, charges and expenses due hereunder, and for all other purposes described hereunder or determined to be appropriate by Ministerio de Hacienda (the "Settlement Account"). Ministerio de Hacienda may access the funds in the Settlement Account to offset against any liabilities of Company to Ministerio de Hacienda under this Service Addendum.

11.5 Independence and Autonomy. Company represents, warrants and covenants that it will have the technical, administrative, managerial and inherent autonomy of its quality, and therefore, the expenses and risks demanded by the execution of this Service Addendum, the contracting of the suitable workers necessary for the development of the same, the payment of salaries, social benefits, compensation of any kind and liquidation of all benefits arising from the labor relations between the aforementioned workers and Company. Ministerio de Hacienda shall not be responsible from paying these obligations or from any obligation derived from work accidents or professional diseases suffered by the Company's workers. For the purposes set forth herein, Company represents, warrants and covenants to:

11.5.1 Carry out at its own risk and expense, the selection process of the suitable personnel who will assist it in the execution of the contracted object;

11.5.2 Carry out the process of induction, training, staffing and training of the personnel involved in the provision and execution of the contracted object;

11.5.3 Promote the information security awareness of its employees;

11.5.4 Sign a confidentiality agreement with its employees and contractors;

11.5.5 Require personnel not bound by a work contract, their affiliation and monthly contributions to health and pension systems established in the current regulations on the matter; and

11

11.5.6 Comply with the security measures adopted by Ministerio de Hacienda, forcing itself to present at the beginning of the contract a list with the names and surnames of the officials that it designated for the fulfillment of the same, with their respective identification number, and must inform in writing and immediately to Ministerio de Hacienda, withdrawals or replacements that occur during the execution of the same.

11.6 Company Knowledge. For the purposes of this Service Addendum, Company represents, warrants and covenants to know the necessary and sufficient information required to execute and fulfill the purpose of this Service Addendum. Consequently, Company may not request additional payments under any circumstances, nor may it exonerate itself from any obligation contained in this Service Addendum, citing as a reason the lack or inadequate information received or the wrong interpretation thereof. In the event that new requirements are requested by Ministerio de Hacienda, they must be negotiated by the Parties and established in a new document modifying this Service Addendum.

11.7 Authenticity of the Information. Company represents, warrants and covenants that the information delivered to Ministerio de Hacienda, either physically or digitally, is real and authentic. Therefore, no responsibility can be discharged in the event of any type of claim or discussion about the authenticity of the information contained therein, and will guarantee the ideal means for its delivery, complying with the information security measures and the guidelines determined by Ministerio de Hacienda and applicable regulations.

11.8 Anti-Fraud. Company will be solely and exclusively responsible for any damage, loss or damage derived from economic fraud caused to Ministerio de Hacienda, its workers, clients or third parties and that materializes during any phase of the Service Addendum. Company represents, warrants and covenants to implement, monitor and update the necessary controls in order to avoid the occurrence of fraud in accordance with the risk levels of the operation, guaranteeing due diligence and professional care.

11.9 Anti-Corruption and Anti-Bribery. Company represents, warrants and covenants that it complies and will comply with the regulations that are applicable to it regarding anti-corruption practices. Company represents, warrants and covenants not to give or offer bribes to officials of Ministerio de Hacienda and its Entities, in connection with the execution, execution, termination and liquidation of this Service Addendum. Company will give instructions to its officials, managers, partners and external advisers, demanding that they comply with the provisions of this clause and the current regulations on anti-corruption.

11.10 Administration System For The Prevention Of Money Laundering And Terrorism Financing ("SARLAFT"). Company represents, warrants and covenants that it is not on any of the lists established at the national or international level for the control of money laundering and financing of terrorism. Company also represents, warrants and covenants that its employees, shareholders, members of the board of directors or partners, their legal representatives and their fiscal auditor are not on said lists and Company undertakes to update the information annually or in a shorter time in case changes occur in the information provided to Ministerio de Hacienda. Company authorizes to: (i) reveal its personal and business information, if required by a competent Government Authority in El Salvador such as the Attorney General's Office in the terms provided for the disclosure of Confidential Information provided for in the MSA and this Service Addendum; and (ii) to be consulted in databases.

12

Company represents, warrants and covenants that the resources used for the fulfillment of the obligations under the MSA and this Service Addendum do not come or will come from illicit activities such as money laundering, their source crimes, terrorism and financing of terrorism or crimes against the constitutional order, crimes against the public administration or that in any way violate the laws of the Ministerio de Hacienda of El Salvador, morals or good customs. Company represents, warrants and covenants to implement measures to prevent their operations from being used without its knowledge and consent as instruments for the concealment, management, investment or use in any form of money or other assets from criminal activities or to give appearance of legality to these activities. Company authorizes them to be consulted in databases.

Ministerio de Hacienda may unilaterally and immediately terminate this Service Addendum in the event that Company, its partners or shareholders, controllers and or their administrators become: (i) bound by the competent Government Authorities to any type of investigation for crimes of terrorism, money laundering, its source crimes, financing of terrorism or any crime against the constitutional order or crimes against the public administration; (ii) included in lists for the control of money laundering and financing of terrorism administered by any national or foreign authority, including but not limited to the list of the Office for the Control of Assets Abroad ("OFAC") issued by the Office of the Treasury of the United States of North America, the list of the United Nations Organization and other public lists related to the issue of money laundering and financing of terrorism; or (iii) investigated or convicted by the competent Government Authorities in any type of judicial process related to the commission of crimes of the same or similar nature to those indicated in this clause.

11.11 Declaration of the Origin of Funds. Company represents, warrants and covenants that its assets and the economic sources that allow it to develop its corporate purpose are not the result of illicit activities, such as drug trafficking, frontman, illicit enrichment, terrorism, money laundering, trafficking of narcotics, kidnapping extortion and or human trafficking. Company represents, warrants and covenants that it does not operate in countries considered tax havens, countries sanctioned by OFAC and non-cooperating countries and that the constitution of the company is not under the bearer share scheme.

11.12 Continuity and Contingency Plan. Company represents, warrants and covenants to have duly updated continuity and contingency plans to execute and deliver the Services in this Service Addendum.

11.13 Applicability of Best Practices. Company as a specialized, professional and expert company represents, warrants and covenants that it will use the best practices established in the national and international standards that apply to the Service Addendum subject matter. Company represents, warrants and covenants that its management systems are fully aligned and integrated with said standards and best practices. For technology contracts, Company represents, warrants and covenants to use security standards and best practices, including without limitation the OWASP (Open Web Application Security Project), OSSTM (Open Source Security Testing Methodology Manual) and other applicable standards such as the NIST series.

SIGNATURE PAGE FOLLOWS

13

By signing below, each Party acknowledges that it has read, and agrees to, all the terms of this Service Addendum.

14

Annex 1

List of Consulate ATMs

15

ATHENA SERVICE ADDENDUM 2

This Service Addendum ("Service Addendum") is hereby entered into by Athena Bitcoin Holdings of El Salvador, a [Company Type] organized and existing under the laws of El Salvador, ("Company Entity"), and [Ministerio de Hacienda Entity] ("[Ministerio de Hacienda Entity]"), and is effective as of [•] ("Service Addendum Effective Date"). The Service Addendum adopts and incorporates by reference the terms and conditions of the Master Services Agreement (the "MSA") entered into by Athena Bitcoin Global and [Ministerio de Haciendaa de El Salvador], effective as of [MSA Effective Date]. In this Service Addendum, Company Entity and Ministerio de Hacienda Entity are each referred to as a "Party" or collectively as the "Parties". Capitalized terms used but not defined in this Service Addendum will have the meanings set forth in the MSA.

1.   Scope of Services.

This non-exclusive Service Addendum covers the importation, setup, and distribution of POS terminals for the purposes of making available to businesses in El Salvador a working and tested Chivo POS handheld terminal ("Chivo POS Terminals"). Each Chivo POS Terminal will be an Android device with a printer of a type approved by the Ministerio de Hacienda for running the Bitcoin Chivo Wallet in Merchant Mode.

2.   Permitted Service Providers.

Pursuant to Section 2.6 of the MSA, Ministerio de Hacienda Entity hereby provides consent for the following Service Providers to perform Services for Company Entity in connection with this Service Addendum:

•         [Credit Card processor]

•         DocuSign

3.   Work Schedule and Deliverables. The relevant milestones, completion dates, and terms associated with this Service Addendum are as follows:

Line Item	Service	Completion Date
1	Importation of 950 Chivo POS Terminals to El Salvador that are capable of running the Bitcoin Chivo Wallet in Merchant Mode, including printing of receipts; Setup of same including installation of Bitcoin Chivo Wallet

16

2	Distribution of Chivo POS Terminals to businesses in El Salvador including initial setup for the businesses and execution of POS Rental Agreement (in a form to be mutually agreed to by the Parties).	September 7
3	Monthly collection of rents from businesses that have received Chivo POS Terminals.

The relevant deliverables associated with this Service Addendum are as follows:

Line Item	Description of Deliverable	Delivery Date	Delivery Location
1	Training materials for Chivo POS Terminals.
2	Standardized POS Rental Agreement for businesses to sign that includes initial set-up fees and monthly charges.
3

4.   Fees. The Service Fees associated with the Services set forth in this Service Addendum are as follows:

Item	Fees Structure	Responsible Party
Service 1	$400 per POS Terminal	Ministerio de Hacienda
Service 2	[Fee schedule for setup]	Business that has received Chivo POS Terminals
Service 3	All monthly rents to be collected are to be remitted to the Ministerio de Hacienda less any processing fees imposed by Service Providers	Company
Total:

5.	Service Addendum Term. This Service Addendum will terminate on the last Completion Date for the Services identified above, unless terminated earlier in accordance with Section 6 of the MSA.

6.	Intellectual Property.

17

6.1 Assignment of Patrimonial Rights. Company hereby assigns to Ministerio de Hacienda, Company's entire right, title, and interest in and to the rights of use, exploitation, registration, and any other right that implies the provision and economic exploitation of the entire development of the Chivo Website, including, but not limited to literary, artistic, musical, audiovisual works, software, software, characters, inventions, utility models, industrial designs and distinctive signs (the "Assigned Patrimonial Rights"). Company acknowledges and agrees that Ministerio de Hacienda and its designees, may freely exercise the Assigned Patrimonial Rights in any country in the world. The Assigned Patrimonial Rights may consist of works commissioned for development by contractors of the Company for the Chivo Website. The Parties agree that the exercise of the Assigned Patrimonial Rights will not give rise to additional payments in favor of Company or any third party by Ministerio de Hacienda.

6.2 Advertising or Merchandising Products. Ministerio de Hacienda will have the exclusive right to create, license and use any type of advertising or merchandising products in relation to the Chivo Website. The economic rights derived from the sale, distribution or any type of economic exploitation are the exclusive property of Ministerio de Hacienda. Ministerio de Hacienda will have no obligation to pay Company in relation to the production, marketing or any other type of economic exploitation of the advertising products.

6.3 Custody and Management of Databases. In the event that Company gains access to Ministerio de Hacienda Databases during the execution of this Service Addendum, Company undertakes to guard them and use them exclusively for the execution of this Service Addendum. Company must encrypt the information that it receives from Ministerio de Hacienda and ensure that such Databases remain encrypted, even for when used internally by Company. Company will have perimeter security tools and tools that prevent data loss and information leakage.

6.3.1 Ministerio de Hacienda may at any time request the results of audits performed by Company to corroborate the proper custody and use of the Databases delivered by Ministerio de Hacienda.

6.3.2 Upon termination of this Service Addendum, Company will return the Databases with the security and delivery conditions agreed with the contract supervisor and in accordance with Ministerio de Hacienda policies. Likewise, Company must destroy all copies that it may have created and document such destruction by endorsement and signature of a Company supervisor.

6.4 Protection of Personal Data. The Parties agree that they will comply with all applicable data protection laws, and other regulations that modify, clarify or supplement it from time to time.

6.5 Ownership of Information. Company declares and accepts that all the data and information provided by Ministerio de Hacienda pursuant to this Service Addendum is the exclusive property of Ministerio de Hacienda. Such information may not be used by Company for any other purposes other than this Service Addendum, without prior written authorization of Ministerio de Hacienda.

18

6.6 Information Security and Cybersecurity. Company will be subject to the following obligations related to information security and cybersecurity:

6.6.1 Company will maintain suitable security devices and tools to protect its networks and technological infrastructure.

6.6.2 Company will establish and maintain an information security and cybersecurity program aligned with international best practices, which includes but is not limited to aspects such as information security for physical, digital, virtual and cyberspace elements independent of their transit and location. Company must deliver an annual certification to the Ministerio de Hacienda contract supervisor. This program should at a minimum include:

6.6.2.1 Formal training, at least once a year, and permanent awareness- raising for officials who directly or indirectly carry out the development of the Service Addendum, on issues related to information security, cybersecurity and physical security;

6.6.2.2 Protection in advance against threats and or risks that may affect Ministerio de Hacienda information;

6.6.2.3 An incident management and response process that allows identifying and documenting, among other items, the root cause of the incident, the effects and impacts caused, the details about the response and closure plan, as well as maintaining digital evidence;

6.6.2.4 Processes, procedures and control mechanisms for the protection and prevention of information leakage, considering its life cycle (generation, storage, distribution, use and disposal); and

6.6.2.5       Procedures and adequate mechanisms for managing access control to information.

6.6.3 Company must notify the Ministerio de Hacienda contract supervisor of any changes in its information security and cybersecurity procedures, including physical security, that affect the initially agreed security and service conditions, which must be approved by Ministerio de Hacienda.

6.6.4 Company will delete all the information provided by Ministerio de Hacienda through secure erasure tools or mechanisms, following the best practices of the industry in these processes, when Ministerio de Hacienda requests such deletion or at the termination of this Service Addendum, recording the procedure in minutes in which the mechanism used is specified, which must be delivered to the Ministerio de Hacienda contract supervisor.

6.6.5 For contracts that include any type of cloud-hosted service, Company undertakes to comply with current regulations, standards and best practices defined in the industry, as well as any policies established by Ministerio de Hacienda for this purpose which will be shared with the Company, which are an integral part of this Service Addendum.

19

7.    Permitted Service Providers. Pursuant to Section 2.6 of the MSA, Ministerio de Hacienda Entity hereby provides consent for the following Service Providers to perform Services for Company Entity in connection with this Service Addendum:

•         [List of Service Providers]

8.    Relationship Management. The Ministerio de Hacienda RM Team assigned by Company for this Service Addendum consists of the following individuals:

•  [ • ]

9.    Representatives. Ministerio de Hacienda designates the following Representatives for this Service Addendum:

▪   [ • ]

10.   Other Service Addendum-Specific Terms and Conditions.

10.1       Compliance with Applicable Law. Company represents, warrants and covenants that it has obtained and is in compliance with all permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions, orders and Applicable Law necessary to perform the Services pursuant to this Service Addendum. The provision of the Services by Company pursuant to this Service Addendum (i) does not, and will not, in any way be in violation of any Applicable Law. The manner in which with the Services will be performed by Company will obviate the need of Ministerio de Hacienda to enter into any license or obtain any regulatory consent.

10.2 Risk of Loss. The risk of loss of all funds in transit shall be on Company until all proceeds (whether in USD or BTC) have entered the account or accounts designated by Ministerio de Hacienda for each transaction on the Athena Platform. This includes all losses due to (i) a disruption of information flow and (ii) a disruption of cash flow.

10.3 Bitcoin Exchange Rates. Company represents, warrants and covenants to use its reasonable best efforts to (1) buy Bitcoins at the lowest available market rates and (ii) sell Bitcoins at the highest available market rates for all transactions performed using the Athena Platform.

10.4 Settlement Account. Company will at all times maintain a depository account with Ministerio de Hacienda in the form of a Bitcoin Chivo Wallet for the purposes of funds pursuant to this Service Addendum, for bitting and payment of fees, charges and expenses due hereunder, and for all other purposes described hereunder or determined to be appropriate by Ministerio de Hacienda (the "Settlement Account"). Ministerio de Hacienda may access the funds in the Settlement Account to offset against any liabilities of Company to Ministerio de Hacienda under this Service Addendum.

20

10.5 Independence and Autonomy. Company represents, warrants and covenants that it will have the technical, administrative, managerial and inherent autonomy of its quality, and therefore, the expenses and risks demanded by the execution of this Service Addendum, the contracting of the suitable workers necessary for the development of the same, the payment of salaries, social benefits, compensation of any kind and liquidation of all benefits arising from the labor relations between the aforementioned workers and Company. Ministerio de Hacienda shall not be responsible from paying these obligations or from any obligation derived from work accidents or professional diseases suffered by the Company's workers. For the purposes set forth herein, Company represents, warrants and covenants to:

10.5.1 Carry out at its own risk and expense, the selection process of the suitable personnel who will assist it in the execution of the contracted object;

10.5.2 Carry out the process of induction, training, staffing and training of the personnel involved in the provision and execution of the contracted object;

10.5.3 Promote the information security awareness of its employees:

10.5.4 Sign a confidentiality agreement with its employees and contractors;

10.5.5 Require personnel not bound by a work contract, their affiliation and monthly contributions to health and pension systems established in the current regulations on the matter; and

10.5.6 Comply with the security measures adopted by Ministerio de Hacienda, forcing itself to present at the beginning of the contract a list with the names and surnames of the officials that it designated for the fulfillment of the same, with their respective identification number, and must inform in writing and immediately to Ministerio de Hacienda, withdrawals or replacements that occur during the execution of the same.

10.6 Company Knowledge. For the purposes of this Service Addendum, Company represents, warrants and covenants to know the necessary and sufficient information required to execute and fulfill the purpose of this Service Addendum. Consequently, Company may not request additional payments under any circumstances, nor may it exonerate itself from any obligation contained in this Service Addendum, citing as a reason the lack or inadequate information received or the wrong interpretation thereof. In the event that new requirements are requested by Ministerio de Hacienda, they must be negotiated by the Parties and established in a new document modifying this Service Addendum.

21

10.7 Authenticity of the Information. Company represents, warrants and covenants that the information delivered to Ministerio de Hacienda, either physically or digitally, is real and authentic. Therefore, no responsibility can be discharged in the event of any type of claim or discussion about the authenticity of the information contained therein, and will guarantee the ideal means for its delivery, complying with the information security measures and the guidelines determined by Ministerio de Hacienda and applicable regulations.

10.8 Anti-Fraud. Company will be solely and exclusively responsible for any damage, loss or damage derived from economic fraud caused to Ministerio de Hacienda, its workers, clients or third parties and that materializes during any phase of the Service Addendum. Company represents, warrants and covenants to implement, monitor and update the necessary controls in order to avoid the occurrence of fraud in accordance with the risk levels of the operation, guaranteeing due diligence and professional care.

10.9 Anti-Corruption and Anti-Bribery. Company represents, warrants and covenants that it complies and will comply with the regulations that are applicable to it regarding anticorruption practices. Company represents, warrants and covenants not to give or offer bribes to officials of Ministerio de Hacienda and its Entities, in connection with the execution, execution, termination and liquidation of this Service Addendum. Company will give instructions to its officials, managers, partners and external advisers, demanding that they comply with the provisions of this clause and the current regulations on anti-corruption.

10.10 Administration System For The Prevention Of Money Laundering And Terrorism Financing "SARLAFT . Company represents, warrants and covenants that it is not on any of the lists established at the national or international level for the control of money laundering and financing of terrorism. Company also represents, warrants and covenants that its employees, shareholders, members of the board of directors or partners, their legal representatives and their fiscal auditor are not on said lists and Company undertakes to update the information annually or in a shorter time in case changes occur in the information provided to Ministerio de Hacienda. Company authorizes to: (i) reveal its personal and business information, if required by a competent Government Authority in El Salvador such as the Attorney General's Office in the terms provided for the disclosure of Confidential Information provided for in the MSA and this Service Addendum; and (ii) to be consulted in databases.

Company represents, warrants and covenants that the resources used for the fulfillment of the obligations under the MSA and this Service Addendum do not come or will come from illicit activities such as money laundering, their source crimes, terrorism and financing of terrorism or crimes against the constitutional order, crimes against the public administration or that in any way violate the laws of the Ministerio de Hacienda of El Salvador, morals or good customs. Company represents, warrants and covenants to implement measures to prevent their operations from being used without its knowledge and consent as instruments for the concealment, management, investment or use in any form of money or other assets from criminal activities or to give appearance of legality to these activities. Company authorizes them to be consulted in databases.

Ministerio de Hacienda may unilaterally and immediately terminate this Service Addendum in the event that Company, its partners or shareholders, controllers and or their administrators become: (i) bound by the competent Government Authorities to any type of investigation for crimes of terrorism, money laundering, its source crimes, financing of terrorism or any crime against the constitutional order or crimes against the public administration; (ii) included in lists for the control of money laundering and financing of terrorism administered by any national or foreign authority, including but not limited to the list of the Office for the Control of Assets Abroad ("OFAC") issued by the Office of the Treasury of the United States of North America, the list of the United Nations Organization and other public lists related to the issue of money laundering and financing of terrorism; or (iii) investigated or convicted by the competent Government Authorities in any type of judicial process related to the commission of crimes of the same or similar nature to those indicated in this clause.

22

10.11 Declaration of the Origin of Funds. Company represents, warrants and covenants that its assets and the economic sources that allow it to develop its corporate purpose are not the result of illicit activities, such as drug trafficking, frontman, illicit enrichment, terrorism, money laundering, trafficking of narcotics, kidnapping extortion and or human trafficking. Company represents, warrants and covenants that it does not operate in countries considered tax havens, countries sanctioned by OFAC and non-cooperating countries and that the constitution of the company is not under the bearer share scheme.

10.12 Continuity and Contingency Plan. Company represents, warrants and covenants to have duly updated continuity and contingency plans to execute and deliver the Services in this Service Addendum.

10.13 Applicability of Best Practices. Company as a specialized, professional and expert company represents, warrants and covenants that it will use the best practices established in the national and international standards that apply to the Service Addendum subject matter. Company represents, warrants and covenants that its management systems are fully aligned and integrated with said standards and best practices. For technology contracts, Company represents, warrants and covenants to use security standards and best practices, including without limitation the OWASP (Open Web Application Security Project), OSSTM (Open Source Security Testing Methodology Manual) and other applicable standards such as the NIST series.

[SIGNATURE PAGE FOLLOWS]

23

By signing below, each Party acknowledges that it has read, and agrees to, all the terms of this Service Addendum.

24